Exhibit 10.d

Guyana

        County of Demerara

                                   AGREEMENT

      BY THIS AGREEMENT entered into at Georgetown, Demerara, Republic of Guyana, this 25th day of March, 1999, BETWEEN NORTH AMERICAN RESOURCES INCORPORATED LIMITED, a private limited-liability company incorporated and duly continued in accordance with the Companies Acts of Guyana and its registered office situate at Lots 88 C&D Barrack Street, Kingston, Georgetown, aforesaid, ("the Company" which term shall wheresoever the context so admits include its assigns) of the one part AND EDWARD HOPKINSON of 467 Hopkinson Street, Republic Park, East Bank Demerara, ("the Permit Holder" which term shall wheresoever the context so admits include his heirs, assigns, executors and administrators) of the other part.

      WHEREAS the Permit Holder warrants that he is the sole and absolute holder of the Prospecting/Mining Permits more fully set out and described in the Schedule hereto ("the permits")

      AND WHEREAS the Permit Holder further warrants that he has full right and authority to enter into this agreement

      AND WHEREAS the Permit Holder is desirous of having the Company work the permits

      AND WHEREAS the Company has the capital, equipment, personnel and know-how required to work the permits


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                   NOW THIS AGREEMENT WITHNESSETH AS FOLLOWS:

                                Exclusive rights

1. The Permit Holder hereby gives the Company the sole and exclusive right to enter upon the permits or any part thereof and to carry on such mining operations thereon as it may see fit for gold, precious metals, precious stones, minerals and/or things of value for the duration of this agreement. This sole and exclusive right is to all or any gold, precious metals, precious stones, minerals and/or things of value wheresoever situate upon or within the permits, whether in hard-rock, alluvial or other formations.

                                 Consideration

2. As consideration for this agreement, the Company shall:-

            (a) Pay to the Permit Holder the sum of US$7,500.00 (Seven Thousand, Five Hundred United States Dollars) of which US$5,000.00 (Five Thousand United States Dollars) will be paid upon execution of this agreement and US$2,500.00 (Two Thousand, Five Hundred Dollars) to be paid 30 (thirty) days thereafter.

            (b) Bestow to the Permit Holder 50,000 (Fifty Thousand) shares of restricted common stock South American Minerals Inc., a Nevada Corporation. These shares may be sold only in accordance with applicable securities laws.

            (c) Pay to the Holder 5% (Five Percentum) of all actual gold, precious metals, precious stones, minerals and/or things of value recovered from working the permits or any part thereof. Should the Permit Holder elect to receive the said 5% (Five Percentum) in money, the Company shall pay him 5% (Five Percentum) of the gross value of the said gold, precious metals, precious stones, minerals and/or things of value recovered from working the permits or any part thereof.


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                  Gross value shall be the actual value of the said 5% (Five
                  Percentum) of the gold, precious metals, precious stones, minerals and/or things of value recovered.

                                    Duration

3. This agreement shall subsist for the life of the property.

                              Conduct of operations

4. The Company shall have the sole right to decide upon the carrying on of mining operations upon the permits or any part thereof and the engagement of any person or company therein, providing same shall be economically viable, AND all plant, machinery and equipment shall be and remain the property of the Company, which shall have the right to remove the said plaint, machinery and equipment at any time without let or hindrance from the Permit Holder or anyone claiming by or through him.

                              Ownership of permits

5. The permits and all or any parts thereof shall remain at all times the sole property of the Permit Holder and nothing in this agreement shall be construed as constituting any purchase of the permits or any part thereof in any manner whatsoever.

                            Payment of Licence Fees

6. The Company hereby undertakes to pay all or any Prospecting/Mining Permit rents, fees or other like obligations due to the State of Guyana from time to time in respect of the permits or any part thereof, promptly as the same shall fall due.

                             Maintenance of markers

7. The Company shall have sole responsibility for surveying the boundaries, keeping all demarcation marks in good condition and for clearing all lines and/or boundaries of the permits at his expense which may be required by the Laws of Guyana or any Regulation made pursuant thereto from time to time.


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                              Conformity with laws

8. The Company hereby undertakes to carry on any mining operations upon the permits or any part thereof in strict conformity with the provisions of the Laws of Guyana, including the Mining Act, 1991, the Guyana Geology and Mines Act, and the Environmental Protection Act, and any Regulations made pursuant thereto.

                                  Verification

9. The Permit Holder shall have the right to:-

      (a) Have his servant or agent present at the site of any mining operation carried on by the Company upon the permits for the purpose of varifying the actual amount of any gold, precious metals, precious stones, minerals and/or other things of value recovered from working the permits or any part thereof.

      (b) be issued with copies of all documents evidencing the actual amount of any gold, precious metals, precious stones, minerals and/or things of value recovered from working the permits or any part thereof.

                                 Force-majeure

10. Neither party shall be liable for the non-performance of any obligation due to the other under this agreement where such non-performance is due to any circumstance outside of that party's control including, but not limited to earthquake, landslide, flood, or other natural disaster, or epidemic, fire, explosion, riot, civil-commotion, or act of war. Where such circumstances arises, the duration of this agreement shall be extended for such period as the said circumstances shall subsist for.

                                  Arbitration

11. Any dispute arising out of or related to this agreement or any term of provision thereof shall be submitted by the parties within a reasonable time to a single arbitrator agreeable to both parties who shall hear and adjudicate upon the said dispute and such arbitrator's award shall be final and binding upon the parties.


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                                  Termination

12. Notwithstanding anything in this agreement to the contrary, the Company shall have the right to terminate this agreement by issuing the Permit Holder with thirty days' notice in writing of such termination.

                                 Confidentiality

13. Neither party shall disclose to any third party whomsoever, any information of whatsoever type or description relating to or concerning the affairs or business of the other party to this agreement at any time, unless required by law, without the permission in writing of the other party, whether during the subsistence of this agreement or after 3 (three) years of its termination.

                                   Assignment

14. The Company shall have the right to assign this agreement or any part thereof.

                                     Notice

15. Any notice required to be given to one party by the other under this agreement shall be deemed duly given if either delivered personally by registered post or by facsimile transmission to the herein stated address of the party who is to receive it.

IN WITNESS WHEREOF the parties hereto have hereunder set their hands upon the date first written in the presence of the subscribing witnesses hereto.


                                        ------------------------------------
                                        The Company


                                        ------------------------------------
                                        The Permit Holder

WITNESSES:


1.
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2.
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